Exhibit 2(h)(9)

EXECUTION VERSION

CARLYLE CREDIT INCOME FUND

Common Shares

Second Amendment to the

Equity Distribution Agreement

This Second Amendment, dated November 21, 2024 (this “Amendment”), by and among Carlyle Credit Income Fund, a Delaware statutory trust (the “Fund”), Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Advisor”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, B. Riley and Oppenheimer, the “Placement Agents”) is to that certain Equity Distribution Agreement, dated October 4, 2023, by and among the Fund, the Advisor and the Placement Agents parties thereto (as amended on May 20, 2024, the “Equity Distribution Agreement”).

WHEREAS, the parties desire to add Lucid as an additional Placement Agent, effective as of the date hereof, modify the definitions of certain defined terms set forth in the Equity Distribution Agreement and used therein and to make certain other changes to the Equity Distribution Agreement with effect on and after the date hereof.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1.  Amendments to Addresses: The addresses of the Placement Agents appearing on the first page of the Equity Distribution Agreement are amended and restated as follows:

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, New York 10019

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Oppenheimer & Co. Inc.

85 Broad Street, 23rd Floor

New York, New York 10004

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor

New York, New York 10022

2. Amendments to the Preamble. The first sentence of the first paragraph of the Preamble of the Equity Distribution Agreement is amended and restated as follows:

Carlyle Credit Income Fund, a Delaware statutory trust (the “Fund”), and Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Advisor”), confirm their respective agreements (this “Agreement”) with, and the appointment of, Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, B. Riley and Oppenheimer, the “Placement Agents”) to act as placement agents and/or principals in connection with the proposed issuance and sale of the Fund’s shares of beneficial interest (the “Common Shares”) from time to time during the term of this Agreement having an aggregate offering price of up to $75,000,000 (the “Maximum Amount”).

3. Amendments to Section 14. The second sentence of Section 14 of the Equity Distribution Agreement is amended and restated as follows:

Notices to Ladenburg shall be directed to Ladenburg Thalmann & Co. Inc., 640 Fifth Avenue, 4th Floor, New York, New York 10019, if to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, if to Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, NY 10004, if to Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, with a copy to Katten Muchin Rosenman LLP, 1919 Pennsylvania Ave NW, Suite 800, Washington, DC 20006, Attention: Vlad M. Bulkin; if to the Fund, shall be sufficient in all respects if delivered to the Fund at the offices of the Fund at One Vanderbilt Avenue, Suite 3400, New York, NY 10017, Attention: Lauren Basmadjian, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006, Attention: Matthew J. Carter; if to the Advisor, shall be sufficient in all respects if delivered to the Advisor at the offices of the Advisor at One Vanderbilt Avenue, Suite 3400, New York, NY 10017, Attention: Joshua Lefkowitz, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006, Attention: Matthew J. Carter.

4. Amendments to Exhibit A. The first paragraph of Exhibit A to the Equity Distribution Agreement is amended and restated as follows:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among Carlyle Credit Income Fund (the “Fund”), Carlyle Global Credit Investment Management L.L.C., Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc., Oppenheimer & Co. Inc. and Lucid Capital Markets, LLC (collectively, the “Placement Agents”) dated October 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), I hereby request on behalf of the Fund that the Placement Agents sell up to [   ] shares of beneficial interest (the “Placement Securities”) at a minimum market price of $[   ] per share.

5. Amendments to Exhibit B. The Exhibit B to the Equity Distribution Agreement is amended and restated as follows:

Ladenburg Thalmann & Co. Inc.

Eric Novotny	enovotny@ladenburg.com
Patrick O’Hagan	pohagan@ladenburg.com
ATM Listserv	ATM@ladenburg.com

B. Riley Securities, Inc.

Patrice McNicoll	pmcnicoll@brileyfin.com
Mike Cavanagh	mcavanagh@brileyfin.com
Scott Ammaturo	sammaturo@brileyfin.com

Oppenheimer & Co. Inc.

Cliff Booth	cliff.booth@opco.com
JD Nelson	jd.nelson@opco.com
Peter Bennett	peter.bennett@opco.com
John Hyland	johnb.hyland@opco.com

Lucid Capital Markets, LLC

Steven Kaplan	skaplan@lucidcm.com
Jeffrey Caliva	jcaliva@lucidcm.com
Ken Brush	kbrush@lucidcm.com

Carlyle Credit Income Fund

Lauren Basmadjian	lauren.basmadjian@carlyle.com
Nelson Joseph	nelson.joseph@carlyle.com
Nishil Mehta	nishil.mehta@carlyle.com
Kyle Sheridan	kyle.sheridan@carlyle.com

6. Amendments to Exhibit E-1. The first paragraph of Exhibit E-1 to the Equity Distribution Agreement is amended and restated as follows:

Each of Lauren Basmadjian, the duly elected, qualified, and acting Chief Executive Officer of Carlyle Credit Income Fund, a Delaware statutory trust (the “Fund”), and Nelson Joseph, the duly elected, qualified, and acting Chief Financial Officer of the Fund, do hereby certify on behalf of the Fund pursuant to Section 9(a) of the Equity Distribution Agreement, dated as of October 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among the Fund, Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company, Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, B. Riley and Oppenheimer, the “Placement Agents”) as the placement agents, that:

7. Amendments to Exhibit E-2. The first paragraph of Exhibit E-2 to the Equity Distribution Agreement is amended and restated as follows:

I, Justin Plouffe, the duly elected, qualified, and acting Managing Director and Deputy Chief Investment Officer of Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisor”), do hereby certify on behalf of the Advisor pursuant to Section 9(a) of the Equity Distribution Agreement, dated as of October 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among the Carlyle Credit Income Fund, a Delaware statutory trust, the Advisor, and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”),

Oppenheimer & Co. Inc. (“Oppenheimer”) and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, B. Riley and Oppenheimer, the “Placement Agents”), as the placement agents, that:

8. Amendments to Exhibit E-3. The first paragraph of Exhibit E-3 to the Equity Distribution Agreement is amended and restated as follows:

I am the duly appointed, qualified and presently incumbent Secretary of the Fund; I am familiar with the facts herein certified and duly authorized to certify the same, and make this Certificate in connection with the Equity Distribution Agreement, dated as of October 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among the Fund, Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Advisor”), and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, B. Riley and Oppenheimer, the “Placement Agents”), as the placement agents.

9. Amendments to Exhibit E-4. The first paragraph of Exhibit E-4 to the Equity Distribution Agreement is amended and restated as follows:

I, Joshua Lefkowitz, the duly elected, qualified, and acting Global Credit Chief Legal Officer of Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Advisor”), do hereby certify, in such capacity and not in an individual capacity, on behalf of the Advisor in connection with the Equity Distribution Agreement, dated as of October 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among Carlyle Credit Income Fund, a Delaware statutory trust (the “Fund”), the Advisor, and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Lucid Capital Markets, LLC (“Lucid” and, together with Ladenburg, B. Riley and Oppenheimer, the “Placement Agents”), as the placement agents, that:

10. Consent to Amendment. Each of the Fund, the Advisor and the Placement Agents by the execution of this Amendment hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

11. No Other Amendments. No other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all annexes and exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

12. Governing Law; Headings. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

13. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

14. Counterparts. This Amendment may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic signature shall constitute an original signature for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by each of you, this Amendment and such acceptance hereof shall constitute a binding agreement among each of you, the Fund and the Advisor.

[Signature pages to follow]

Very truly yours,

CARLYLE CREDIT INCOME FUND

By:	/s/ Lauren Basmadjian
Name:	Lauren Basmadjian
Title:	Chief Executive Officer

CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C.

By:	/s/ Justin Plouffe
Name:	Justin Plouffe
Title:	Managing Director and Deputy Chief Investment Officer

[Signature Page to Second Amendment to the Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.

By:	/s/ Jonathan Intrater
Name:	Jonathan Intrater
Title:	Managing Director

B. Riley Securities, Inc.

By:	/s/ Michael Cavanagh
Name:	Michael Cavanagh
Title:	Managing Director

Oppenheimer & Co. Inc.

By:	/s/ John Nelson
Name:	John Nelson
Title:	Managing Director

Lucid Capital Markets, LLC

By:	/s/ Jeffrey Caliva
Name:	Jeffrey Caliva
Title:	Managing Director

[Signature Page to Second Amendment to the Equity Distribution Agreement]